UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Avenue Suite 403 Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 —  Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

Effective July 31, 2025, the Board of Directors of Milestone Scientific Inc. (the “Company”) appointed Eric Hines as President and Chief Executive Officer, and as a director of the Company. From July 31, 2025 through December 31, 2025 (the “Initial Term”), Mr. Hines will be entitled to base compensation at the rate of $15,000 per month. From January 1, 2026, subject to Mr. Hines’s continued employment at the Company by mutual agreement (the “Extended Term”), Mr. Hines will be entitled to base compensation at the rate of $25,000 per month. In addition to his base compensation, Mr. Hines will be granted options (the “Signing Bonus Options”) for an aggregate of 2,000,000 shares of Common Stock of the Company.  The exercise price of the Signing Bonus Options will be the fair market value of shares of Common Stock of the Company on the date of grant. Ten percent (10%) of the Signing Bonus Options will vest on the date of grant and the remaining ninety percent (90%) will vest in three (3) equal annual installments of 600,000 shares each. In addition, it is expected that Mr. Hines would be entitled to receive an annual incentive bonus, comprised of (i) separate performance-based bonuses; and (ii) a discretionary bonus, each as determined by the Company’s Compensation Committee, in its sole discretion.

Mr. Hines most recently served as President of North America at Ex Libris Group (September 2014 - June 2021), a global provider of cloud-based solutions for higher education and libraries. From June 2021 to July 2025, Mr. Hines was involved in providing consulting services for Alethea, a technology start-up company, and also invested in commercial and personal real estate ventures. Prior to his role at Ex Libris Group, Mr. Hines held various roles at NICE Systems (October 2004-June 2014), a multinational company that designs and manufactures smart home security and automation products. Mr. Hines served as Senior Director of Sales at NICE Systems from October 2004 to November 2005, and subsequently served as Vice President of several North American divisions of NICE Systems from November 2005 through June 2014. Prior thereto, Mr. Hines served as Regional Director of Sales at AMDOCS Clarify CRM (October 2003- October 2004),  a provider of customer relationship management (CRM) solutions to the communications industry.

Mr. Hines received a BS in Chemistry from Wake Forest University in 1989 and an MBA in International Business from Xavier University in 1996.

Item 8.01 - Other Events

On August 1, 2025, the Company issued a press release announcing the appointment of Mr. Hines as Chief Executive Officer. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1       Press Release August 1, 2025
104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
Dated: August 5, 2025	By:	/s/ Neal Goldman
Neal Goldman
Interim Chief Executive Officer